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EXHIBIT 99.10


                                 EUROTECH, LTD.
                  Proudly Traded on The American Stock Exchange
                             Our Stock Symbol is EUO


                    TODD BROMS, EUROTECH'S NEW CEO, OUTLINES
           STRATEGIC DIRECTION AT THE 2002 ANNUAL SHAREHOLDER MEETING

FAIRFAX, VA - MARCH 29, 2002 - Eurotech, Ltd. (AMEX: EUO), www.eurotechltd.com, today announced, during the Company's annual meeting of shareholders, that Todd Broms, President and Chief Executive Officer, outlined the strategic direction for the Company going forward. The full text of Mr. Broms' prepared remarks follows:

          REMARKS OF TODD BROMS, PRESIDENT AND CHIEF EXECUTIVE OFFICER,
           EUROTECH, LTD., AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS

Good morning and welcome to Eurotech's annual meeting of shareholders.

We'd like to share with you our thoughts on the Company and its development, as well as commenting on the progress of some specific initiatives implemented by management to increase the growth potential of the Company.

Before we begin, we would like to remind everyone that any statements made during the course of this presentation regarding the Company's or management's beliefs or expectations for the future are "forward-looking statements" and as such are made under pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actually results could differ materially from those projected in such forward-looking statements. Additional information concerning risk factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's SEC filings.

Since assuming the role of Chief Executive Officer of Eurotech a few weeks ago, I have had the opportunity to hear the views of several of our shareholders by way of telephone and particularly e-mail. We applaud our shareholders for their commitment to our Company and we sincerely hope that the dialogue will continue going forward.

You should also know that since coming on board as a consultant on October 1, 2001, I have had wonderful support from the management team at the Company. In particular, I would like to thank Don Hahnfeldt, the Chairman of our Company, and Chad Verdi, Vice Chairman whose hard work and constant dedication have made for both a smooth transition and the attainment of some key accomplishments. With their support, we recently:

         o Converted $3 million principal amount of Convertible Debentures held by JNC Opportunity Fund Ltd., due February 23, 2002, into 6,000,369 shares of Eurotech common stock in full satisfaction of the Debentures, including all accrued but unpaid interest.

         o Entered into an agreement with a new capital source for a $10 million private equity line.

         o Executed a definitive agreement with Woodward, L.L.C. for the private placement of Series A 3% Convertible Preferred Stock with a commitment amount of $2,500,000 to support ongoing operations, corporate development and development of its technologies.

To better understand the potential of our Company and the strategies we need to implement in order to fully achieve this potential, we would like to share with you how we view Eurotech - a Company proudly listed on the American Stock Exchange. Our view is rooted in our experience with the corporate development of emerging companies and the challenges that we must deal with, as an emerging Company, on its road to success.

Let's review how technology companies are born and how they grow.

At the outset, there are entrepreneurs with a compelling business idea. They secure initial funding for the venture and a great deal of money is invested in developing the technology. That's Phase 1 - the Start-Up Phase.

Then, the business starts the process of marketing products in order to secure business partners, with continued development of viable products. Again, a great deal of money is invested in marketing, research, and product development. The Company might even achieve some revenues, which are likely to be very small. That's Phase 2 - the Early Development Phase.

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Now comes the real challenge: converting business partners who are evaluating or testing the Company's developing products into growing revenue streams. This is known as Phase 3 - the Revenue Growth Phase. My personal view is that it really should be known as the "Make-or-Break" phase. If a Company doesn't secure contracts and agreements which generate recurring revenue streams from business partners who are evaluating its products and technologies, then the Company will wither and die.

Unfortunately, we've seen far too many companies who have spent millions of dollars on research and development, never managed to make any sales, and ceased operations. We all saw this happen most recently and spectacularly in the dot-com debacle and we've all seen it happen many times in the past ten years or so of the great bull market.

So where does our Company fall within the corporate development scenario that we've just outlined? We believe that our Company is at the beginning of Phase 3
- the Revenue Growth Phase. Our challenge is to locate and secure synergistic business partners, through strategic partnerships, technology transfer agreements or license arrangements, to assist us in the further development and marketing of our technologies with the aim of generating recurring revenue streams for the Company over time. We have given much thought to the type of business partners that we want to work with and are seeking creditworthy, multi-national companies as our partners or licensees.

If we are successful in securing licensing and other agreements with our business partners, we will become a solid company with predictable free cash flow, expanding revenues, increasing earnings, and sustained market penetration. That's the way other successful new businesses grow and that's the way we expect that we will grow.

The question is "how are we going to do it?" We're going to answer that question. But to do so, we need to share with you a vision of the Company that we believe will be new to many of you.

In our conversations with our business partners and our shareholders, the description of Eurotech that we keep running into is that we are a Company that develops, markets and licenses emerging technologies in three industry sectors: nuclear and environmental technology solutions, advanced performance materials, and security and safeguards. While that is a true statement, we believe that it is not wholly reflective of our Company as it will exist in the future.

Why? Because Eurotech is not a Company that is developing a core product family, much in the way that a typical software company might develop a suite of applications to meet a specific set of computing requirements.

Instead, our view is that Eurotech is a manager and developer of corporate assets. We have a portfolio of intellectual property in a variety of areas, our technology assets, each of which is capable of being brought to market with a business partner through licensing and other arrangements such as technology transfer. As managers of a potential emerging technology company, we can make the appropriate investments in our technology assets, monitor and nurture their development, and direct their commercialization.

We see ourselves as an asset manager of intellectual property. We believe that each of our individual technology assets has viable prospects for market acceptance and consequent revenue generation. Many of our assets offer the promise of securing licensing and technology transfer agreements to a number of financially secure and highly regarded companies, and which have the potential to build a financial base of recurring and predictable revenues for our Company over time. Those technologies that we determine have little to no commercial viability will be disposed of so as to not waste financial and intellectual resources on them.

As an emerging technology company, the corporate development challenge that our Company faces is to engineer and structure agreements and licenses with business partners to further develop and market our technologies and thus generate recurring revenue streams for the Company. That is one of the key corporate development strategies: to license or transfer each of the Company's viable technology assets to large, multinational corporations who will, in turn further develop and market the technologies, thus generating recurring revenues for our Company.

It is entirely appropriate to ask how we are meeting this challenge. We'd now like to give you an update about some of the specific assets in our technology portfolio.

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         o        ACOUSTICCORE - AcousticCore - Acoustic Core was successfully demonstrated to detect plastic explosives in the laboratory environment under a U.S. government funded research program conducted in 1997 under the supervision and auspices of Battelle Memorial Institute. In 1998, it was further proven to be able to detect drugs in additional government funded field research conducted at US Army Base Fort Huachucca, Arizona under the supervision of U.S. Customs Border Research and Technology. As you know, this technology was transferred to us on October 3, 2001 and we are pleased to confirm that we have recently begun development of a prototype model for airport security similar to that which now a standard where people walk through a metal detector portal device. We expect this prototype to be finished in about 8 months. The further development of this technology may serve as the base platform for commercial and personal vehicles to drive through real-time detection devices. Imagine a time when Federal Express or UPS trucks drive on monitored entrance and exit ramps of highways, tunnels, bridges, stadiums and truck docks without the need for manual inspection. Stay tuned as we will have more to report as time passes.

         o EKOR - Numerous small scale tests have been completed. They include six of the Department of Energy's nuclear sites in the United States. At Hanford Nuclear Site, EKOR demonstrated the ability to encapsulate oil soaked (simulated) uranium chips. At Idaho National Engineering and Environmental Lab, EKOR demonstrated encapsulation of submerged components simulating contaminated underwater fuel pool materials. Three demonstrations of EKOR were conducted at the Savannah River Site micro-encapsulating low level radioactive cells, resin, and cell floor coating. At Battelle Columbus and Oakridge National Laboratories, EKOR was used to macro-encapsulate metal drums, lead shield blocks and simulated contaminated waste. EKOR Sealer Plus was applied this week at Rocky Flats to demonstrate fixation of contamination on glove box surfaces. Each of these demonstrations successfully showed EKOR's ability to be adapted to the needs of nuclear waste managers ranging from routine containment to special circumstance encapsulations. Meanwhile, while it's great to have these small scale tests, we've been working diligently to secure its first large scale test. We are pleased to confirm that we are now in advanced discussion stages to submit one or more proposals to the U.S. Department of Energy to receive approval for our first large scale test. We are making positive progress. Not only will this generate near term revenue, we believe it is critically important to receive documented published results and recognition in order to position the Company for our future penetration of this all important nuclear waste management sector. If events proceed as we anticipate, we expect these short term accomplishments will be realized within 6 to 8 months from now. Then we'll be in the "commercialization stage." Stay tuned for this one as well. By the way, I should mention that we anticipate that our Electro-Magnetic Radiography ("EMR") technology may be included in at least one of these proposals. Participants in the Nuclear market have indicated genuine interest in Electro-Magnetic Radiography as we believe it is able to detect subsurface contaminants for both earth and water in a non-invasive manner to the soil. This is serious differentiation from the current way soil analysis is managed. Currently, the industry drills expensive holes and a "miss of the waste is a miss." We believe Electro-Magnetic Radiography can determine the exact location of the contaminants without conventional drilling costs. This is not unlike an oil well that is drilled at great expense and well comes up dry. Once the location of the contaminants is determined, we believe this sets the stage for highly targeted and cost reduced containment of the toxic waste.

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         o        CRYPTO.COM - This is our differentiated and revolutionary
                  cryptography encryption technology which is being designed to solve numerous recurring security vulnerabilities in communications and data transfer. Our double-cipher, three-pass, single-pad, keyless transmissions we believe are indecipherable. We have recently delivered a working program that is now being evaluated by Etelix, Ltd. in accordance with the terms of our first licensing agreement and together we are exploring mutual opportunities. In the meantime, we continue the further development of a variety of cryptographic technologies and applications to support the full spectrum of encryption requirements in the commercial and government sectors.

         o EKOR AT CHERNOBYL - Our EKOR material was applied to the most radioactive fuel containing mass within the damaged Chernobyl, Ukraine facility two years ago this month and continues its excellent performance and is expected to do so for hundreds of years. This highly radioactive pile of debris emits over 1000 rads of radiation per hour, enough radiation for a human to receive a lethal dose in about 15 minutes of exposure. EKOR was the first and only product that was permitted for containment on the most radioactive pile of nuclear debris and as result of this, EKOR has been certified for encapsulation and containment of high-level nuclear waste at Chernobyl by the Ukrainian authorities. In its certification letter, the Ukrainian Authorities acknowledge that EKOR is radiation resistant, does not degrade after long-term exposure to radiation, and can withstand extreme physical, chemical and biological assaults on its structural integrity. In additional applications of EKOR for dust suppression in June, 2001, EKOR's adhesive properties were shown to provide for excellent fixation of radioactive dust to concrete surfaces, thus preventing the migration of fine radioactive particles into the environment and allowing for effective decontamination. EKOR has been tested, certified, and applied for use under the worst possible conditions and is ready for wide-scale cleanup applications at Chernobyl. As the only material that performed flawlessly for application to high-level nuclear debris within Chernobyl, we look forward to the day when the formal cleanup process funded by the G-7 actually begins. We anticipate working with the major bidders on proposals for the specific cleanup projects when the European Bank of Reconstruction and Development ("EBRD") releases the Request for Proposals to insure that EKOR is included for all appropriate project applications at Chernobyl.

         o HNIPU: HYBRID NONISOCYANATE POLYUETHANE - The key words in our name are both Hybrid and Nonisocyanate, but the emphasis is on "Non." HNIPU is a potentially innovative technology. When combined with new formulations of various advanced performance materials we believe the outcome can be better products for better living. Isocyanates are toxic. Nonisocyanates are not toxic and therefore healthier for the human race. We envision that industrial companies will incorporate HNIPU into new formulations for the production of paint, sound reducing fabrics, and various other uses like dashboards all for the automotive industry both OEM and aftermarket; coatings for floors and woods; and the insulation of industrial pipes. We continue to hold discussions with various multinational industrial companies and hope to announce newsworthy progress in the future.

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As you can see from our discussion of just these assets, we are making substantial progress. We expect to have business partners sign agreements and licenses with us to develop and market our technologies in the near future. Our intentions are to structure exclusive financial arrangements incorporating a range of economic benefits to the Company including: non-refundable exclusive dealing right payments, up front initiation payments, royalties indexed to gross sales and/or net income, and minimum royalties. We expect these financial structures will be with credit-worthy, multinational companies whereby we will receive recurring revenue streams over time. We intend to foster continued progress by allocating the proper resources, working smart, and securing the strong support of our business partners. That is another key area where we intend to place our energies over the coming months: conducting regular reviews of each of our technology assets with a view towards accelerating the revenue generation process for each and, as stated earlier, shed those that do not meet our rigorous standards relating to licensing, development and commercialization.

However, developing our various technology assets is not the only way we can generate revenues and earnings. While our asset management must include technology and intellectual property development, this is really all about corporate development and strategic implementation.

Allow me to emphasize: IT'S ALL ABOUT CORPORATE DEVELOPMENT AND STRATEGIC IMPLEMENTATION.

That's what your management team intends to do: advance the corporation to a point where we are financially secure and creditworthy. We will focus our efforts on increasing shareholder value not just by licensing our various innovative technologies, but by seeking to acquire companies that are accretive to earnings, have from $3 million to $20 million in sales, and have a reason to affiliate with us. Remember, we are proudly listed on the American Stock Exchange and should be opportunistic investors with our share currency. We want to locate and attract companies that want to participate in our Company vision that we can collectively implement and enjoy. These target acquisitions will be a platform for our Company to build momentum in the financial and business markets which will, in turn, allow our management team to continue the acquisition process seeking companies which are accretive to our earnings. This is a classic business growth strategy that can and will be used by our Company going forward, if possible.

What will it take to conclude successful acquisitions? Essentially, three key components: cash, Company stock as currency and management. Going forward, we will be constantly looking to secure appropriate equity sources of capital to fund the Company and our planned acquisitions. Additionally, we will also seek to use our stock as a currency for such acquisitions and attract highly capable senior executives to our Company. So, one more time, this is all about corporate development and strategic implementation.

Let me summarize the strategies at Eurotech that we believe will achieve our goal of generating revenues for our emerging technology company:

         o        Accelerating the business plans of each of our technologies,

         o Acquiring target companies who want to affiliate with Eurotech and participate in our future growth, and

         o        Deepening our management team.

We must seek to deepen our management team. Our underlying business philosophy is to develop a quality management team with a disciplined approach to managing our business affairs in a responsible manner. Thus, we will be selectively adding executive officers to our Company who have a demonstrated ability to develop and execute management strategies and deliver on near-term prospects while developing an operating platform for long term and sustained growth. We will also strengthen our overall financial discipline in order to position our Company to maximize the successful commercial development of all of our technology assets. Together, these initiatives will contribute to the short and long-term success of our business.

With the support of the Company's Board of Directors and its talented managerial and professional team, we intend to manage your Company in a responsible manner and to conduct our business affairs in a proper manner so that we emerge as a Company with whom strategic business partners want to do business and a place where our employees can build their financial future. If we are able to do so, our efforts should result, over time, in enhanced value for our shareholders.

Over the next several months, we are going to concentrate on working with our business partners to sign agreements and licenses with us to further develop and market our technologies and thus generate recurring revenue streams for the Company. As we do so, we'll apply what we've learned to accelerate the revenue generation process for each of our technology assets in a prudent yet aggressive manner.

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This will require a major effort from everyone at Eurotech. So during this period, all of us will be directing all our energies towards achieving our goals. However, it is important that we do not lose touch with our shareholders, so many of whom have been so generous to me with their time and suggestions since I became Eurotech's CEO.

To keep everyone informed of our progress, we are implementing a policy of reporting to our shareholders, beginning the week of April 15th, through the issuance of biweekly press releases updating the status of our operating results. Certainly, there will be some weeks when we will have a great deal to report. But there also will be other weeks when all we will be able to say is that "we're making progress, but we have nothing specific to report." However, if we have substantive news to announce during the biweekly period, we'll issue that news in a timely fashion and not wait until the next biweekly release.

In all of our news releases, we are going to tell it to you like it is. If there is good news to report, we'll tell you. If there is bad news to report, we'll tell you that too. After all, sometimes life isn't fair. Having good and bad news to report is part of the normal corporate development process of an emerging technology company such as Eurotech.

What we won't do is to talk about nebulous possibilities. Nor will we discuss negotiations in process, the disclosure of which would violate confidentiality agreements or that would put us in a less advantageous negotiating position.

Importantly, we will not offer projections about our anticipated business or financial results. Hopefully, as the Company makes forward progress, Wall Street equity analysts will recognize the Company's progress and report on our company independently. It is vital for all our shareholders to keep in mind that for an emerging technology company at our stage of development, our progress needs to be measured on a yearly basis and longer; our quarterly financial reports are simply markers on the path towards yearly achievements.

We will continue with our policy of biweekly press releases until the fall of this year. Near the end of September or the beginning of October, we'll give a major presentation in New York City for the investment community on our longer range plans for the Company. We expect to announce details of this event at the beginning of September.

So that we may concentrate our energies on the tasks at hand, we respectfully ask that our shareholders use written letters or e-mail should they have a need to contact us. It may take us a few days to get back to you, since we will necessarily be dealing with revenue generation and other corporate matters. But we assure you that we will do our best to respond to all such communications.

Throughout this speech, we've shared with you our views on what it will take to transform Eurotech into a company with a solid base of recurring revenues and a portfolio of technology and corporate assets. We've set ourselves a formidable set of challenges. Meanwhile, we believe that we have the will, the discipline, the imagination, the judgment and the creativity to, over time, begin to achieve predictable growth. Your management team looks forward to that time and is working diligently to have business partners execute agreements and licenses with us to develop and market our technologies, deepen your management team, acquire companies from time to time and on a select basis, and book recurring revenue streams for the Company.

I believe that we've shared some good news with you today and look forward to sharing more good news with you in the months and years ahead. We have really just begun.

                              -- END OF REMARKS --

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ABOUT EUROTECH, LTD.

Eurotech develops and markets emerging chemical and electronic technologies designed to improve the environmental and security sectors. We work with scientists, engineers and research institutes to identify products and processes that have unique or superior characteristics. Our portfolio of technologically advanced products include (i) proprietary materials created to specifically solve the serious problems of how nuclear and hazardous waste are cost effectively contained, (ii) advanced performance materials for use in industrial products such as coatings and paints, and (iii) automatic detection of explosives and illicit materials for use in Homeland Security.

More information about Eurotech, its technologies and current investor information may be obtained by visiting the Company's web site at www.eurotechltd.com.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Eurotech officials during presentations about Eurotech, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").

Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.

Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology, a rejection of the Company's products and technologies by the marketplace and disputes as to the Company's intellectual property rights. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Eurotech, its technology, economic and market factors and the industries in which Eurotech does business, among other things.

These statements are not guaranties of future performance and Eurotech has no specific intention to update these statements. More detailed information about those factors is contained in Eurotech's filings with the Securities and Exchange Commission.

For more information, contact Dawn Van Zant, ECON Investor Relations, Inc., at dvanzant@investorideas.com or call toll free 800-665-041

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